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                                                                     Exhibit 4.3

                                  $200,000,000

                             SHG ACQUISITION CORP.

                     11% SENIOR SUBORDINATED NOTES DUE 2014
                                TO BE ASSUMED BY
                         SKILLED HEALTHCARE GROUP, INC.

                         REGISTRATION RIGHTS AGREEMENT

                                                               December 27, 2005

CREDIT SUISSE FIRST BOSTON LLC
J.P. MORGAN SECURITIES INC.
  c/o Credit Suisse First Boston LLC,
    Eleven Madison Avenue,
      New York, N.Y. 10010-3629

            Dear Sirs:

            SHG Acquisition Corp., a Delaware corporation (the "MERGER SUB"), proposes to issue and sell to Credit Suisse First Boston LLC and J.P. Morgan Securities Inc. (collectively, the "INITIAL PURCHASERS"), upon the terms set forth in a purchase agreement dated December 14, 2005 (the "PURCHASE AGREEMENT"), $200,000,000 aggregate principal amount of its 11% Senior Subordinated Notes (the "INITIAL NOTES") to be unconditionally guaranteed (the "GUARANTIES") immediately following the Merger (as defined in the Purchase Agreement) by each of the domestic subsidiary guarantors listed in Schedule I hereto, (the "GUARANTORS" and together with the Issuer (as defined below), the "COMPANY"). As used in this Agreement, the term "ISSUER" means, prior to the Merger, Merger Sub and, thereafter, Skilled Healthcare Group Inc., a Delaware corporation, the surviving entity after the Merger. The Initial Notes will be issued pursuant to an Indenture, dated as of December 27, 2005, (the "INDENTURE") among Merger Sub, Skilled Healthcare Group, Inc., the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (the "TRUSTEE"). As an inducement to the Initial Purchasers, the Company agrees with the Initial Purchasers, for the benefit of the holders of the Initial Notes (including, without limitation, the Initial Purchasers), the Exchange Notes (as defined below) and the Private Exchange Notes (as defined below) (collectively the "HOLDERS"), as follows:

            1. Registered Exchange Offer. Unless not permitted by applicable law (after the Company has complied with the ultimate paragraph of this Section 1), the Company shall, at its own cost, prepare and, not later than 240 days after (or if the 240th day is not a business day, the first business day thereafter) (such 240th day, or the first business day thereafter, being an "Exchange Offer Filing Deadline") after the date of original issue of the Initial Notes (the "ISSUE DATE"), file with the Securities and Exchange Commission (the "COMMISSION") a registration statement (the "EXCHANGE OFFER REGISTRATION STATEMENT") on an appropriate form under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to a proposed offer (the "REGISTERED EXCHANGE OFFER") to the Holders of Transfer Restricted Notes (as defined in
Section 6 hereof), who are not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of debt securities (the "EXCHANGE NOTES") of the Company issued under the Indenture and identical in all material respects to the Initial Notes (except for the transfer restrictions relating to the Initial Notes and the provisions relating to the matters described in Section 6 hereof) that would be registered under the Securities Act. The Company shall use its reasonable best efforts to
(i) cause such Exchange Offer Registration Statement to become effective under the Securities Act within 300 days (or if the 300th day is not a business day, the first business day thereafter) after the Issue Date of the Initial Notes (such 300th day, or the first business day thereafter, being an "EXCHANGE OFFER EFFECTIVENESS DEADLINE") and (ii) keep the Exchange Offer Registration Statement effective for not less than
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30 days (or longer, if required by applicable law) after the date notice of the
Registered Exchange Offer is mailed to the Holders (such period being called the "EXCHANGE OFFER REGISTRATION PERIOD").

            If the Company commences the Registered Exchange Offer, the Company will be entitled to consummate the Registered Exchange Offer 30 days after such commencement provided that the Company has accepted all the Initial Notes theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.

            Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder of Transfer Restricted Notes (as defined in Section 6 hereof) electing to exchange the Initial Notes for Exchange Notes (assuming that such Holder is not an affiliate of the Company within the meaning of the Securities Act, acquires the Exchange Notes in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution of the Exchange Notes and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States.

            The Company acknowledges that, pursuant to current interpretations by the Commission's staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (i) each Holder which is a broker or dealer registered under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (a "BROKER-DEALER") electing to exchange Initial Notes, acquired for its own account as a result of market making activities or other trading activities, for Exchange Notes (an "EXCHANGING DEALER"), is required to deliver a prospectus containing the information set forth in (a) Annex A hereto on the cover of such prospectus, (b) Annex B hereto in the "Exchange Offer Procedures" section of such prospectus and the "Purpose of the Exchange Offer" section of such prospectus, and (c) Annex C hereto in the "Plan of Distribution" section of such prospectus in connection with a sale of any such Exchange Notes received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) an Initial Purchaser that elects to sell Exchange Notes acquired in exchange for Initial Notes constituting any portion of an unsold allotment is required to deliver a prospectus containing the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with such sale. All references in this Agreement to "PROSPECTUS" shall, except when the context requires, include any prospectus (or amendment or supplement thereto) filed with the Commission pursuant to Section 3 of this Agreement.

            The Company shall use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Notes; provided, however, that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer or an Initial Purchaser, such period shall be the lesser of 180 days and the date on which all Exchanging Dealers and the Initial Purchasers have sold all Exchange Notes held by them (unless such period is extended pursuant to Section 3(j) below) and (ii) the Company shall make such prospectus and any amendment or supplement thereto, available to any broker-dealer for use in connection with any resale of any Exchange Notes for a period of not less than 90 days after the consummation of the Registered Exchange Offer. If, upon consummation of the Registered Exchange Offer, any Initial Purchaser holds Initial Notes acquired by it as part of its initial distribution, the Company, simultaneously with the delivery of the Exchange Notes pursuant to the Registered Exchange Offer, shall issue and deliver to such Initial Purchaser upon the written request of such Initial Purchaser, in exchange (the "PRIVATE EXCHANGE") for the Initial Notes held by such Initial Purchaser, a like principal amount of debt securities of the Company issued under the Indenture and identical in all material respects (including the existence of restrictions on transfer under the Securities Act and the securities laws of the several states of the United States, but excluding provisions relating to the matters described in Section 6 (hereof) to the Initial Notes (the "PRIVATE EXCHANGE NOTES"). The Initial Notes, the Exchange Notes and the Private Exchange Notes are herein collectively called the "NOTES".

            In connection with the Registered Exchange Offer, the Company shall:



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            (a) mail to each Holder a copy of the prospectus forming part of the
      Exchange Offer Registration Statement, together with, if required by the Trustee for the Notes or the depository for the Notes, an appropriate letter of transmittal and related documents;

            (b) keep the Registered Exchange Offer open for not less than 30 days (or longer, if required by applicable law) after the date notice thereof is mailed to the Holders;

            (c) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

            (d) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

            (e) otherwise comply with all applicable laws relating to the Exchange Offer.

            As soon as practicable after the close of the Registered Exchange Offer or the Private Exchange, as the case may be, the Company shall:

            (x) accept for exchange all the Initial Notes validly tendered and not withdrawn pursuant to the Registered Exchange Offer and the Private Exchange;

            (y) deliver to the Trustee for cancellation all the Initial Notes so accepted for exchange; and

            (z) cause the Trustee to authenticate and deliver promptly to each Holder of the Initial Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Initial Notes of such Holder so accepted for exchange.

            Interest on each Exchange Security and Private Exchange Security issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue from the last interest payment date on which interest was paid on the Initial Notes surrendered in exchange therefor or, if no interest has been paid on the Initial Notes, from the Issue Date.

            Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Exchange Notes within the meaning of the Securities Act, (iii) such Holder is not an "affiliate" of the Company as defined in Rule 405 of the Securities Act, or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes and (v) if such Holder is a broker-dealer, that it will receive Exchange Notes for its own account in exchange for Initial Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to deliver a prospectus in connection with any resale of such Exchange Notes.

            Notwithstanding any other provisions hereof, but subject to Section 3(b) with respect to suspension, the Company will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a


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material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            2. Shelf Registration. If, (i) applicable interpretations of the staff of the Commission do not permit the Company to effect a Registered Exchange Offer, as contemplated by Section 1 hereof, (ii) the Registered Exchange Offer is not consummated within 330 days of the Issue Date, (iii) any Initial Purchaser shall notify the Company following consummation of the Registered Exchange Offer that the Initial Notes (or the Private Exchange Notes) held by it are not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer or (iv) any Holder (other than an Exchanging Dealer) is prohibited by law or Commission policy from participating in the Registered Exchange Offer or, in the case of any Holder (other than an Exchanging Dealer) that participates in the Registered Exchange Offer, such Holder may not pursuant to the Securities Act resell the Exchange Notes acquired by it in the Registered Exchange Offer to the public without delivering a prospectus and such Holder so requests, the Company shall take the following actions:

            (a) The Company shall, at its cost, as promptly as practicable file with the Commission and thereafter shall use its reasonable best efforts to cause to be declared effective a registration statement (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, a "REGISTRATION STATEMENT"), (x) in the case of clause (i) above, on or prior to the 300th day after the Issue Date (or if the 300th day is not a business day, the first business day thereafter) and (y) in the case of clause (ii), (iii) or (iv) above, on or prior to the 60th day (or if the 60th day is not a business day, the first business day thereafter) after the date on which the Shelf Registration Statement is required to be filed (such 300th or 60th day, or the first business day thereafter, as the case may be, the "SHELF EFFECTIVENESS DEADLINE"), on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Notes (as defined in Section 6 hereof) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "SHELF REGISTRATION"); provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Notes held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

            (b) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Notes, for a period of two years (or for such longer period if extended pursuant to Section 3(j) below) from the Issue Date or such shorter period that will terminate when all the Notes covered by the Shelf Registration Statement (i) have been disposed of in accordance therewith or (ii) can be sold pursuant to Rule 144 under the Securities Act without any limitations under clauses (c),(e),(f) and (h) thereof. The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Notes covered thereby not being able to offer and sell such Notes during that period, unless such action is required by applicable law.

            (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of each effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


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            3. Registration Procedures. In connection with any Shelf
      Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

            (a) The Company shall (i) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that an Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Registered Exchange Offer or the Shelf Registration Statement, the Company shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as such Initial Purchaser reasonably may propose; (ii) include the information set forth in Annex A hereto on the cover, in Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section and in Annex C hereto in the "Plan of Distribution" section of the prospectus forming a part of the Exchange Offer Registration Statement and include the information set forth in Annex D hereto in the Letter of Transmittal (or, if a Letter of Transmittal is not required by the Trustee for the Notes or the depository for the Notes, such other required documentation or communication) delivered pursuant to the Registered Exchange Offer; (iii) if requested by an Initial Purchaser, include the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement; (iv) include within the prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes to be received by such broker-dealer in the Registered Exchange Offer (a "PARTICIPATING BROKER-DEALER"), whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies, in the reasonable judgment of the Initial Purchasers based upon advice of counsel (which may be in-house counsel), represent the prevailing views of the staff of the Commission; and (v) in the case of a Shelf Registration Statement, include in the prospectus included in the Shelf Registration Statement (or, if permitted, in a prospectus supplement that becomes a part thereof pursuant to Rule 430B(f) under the Securities Act) that is delivered to any Holder pursuant to
      Section 3(d) and (f) the names of the Holders, who propose to sell Notes pursuant to the Shelf Registration Statement, as selling noteholders and who have furnished to the Company the information required by Section 3(n) hereof.

            (b) The Company shall give written notice to the Initial Purchasers, the Holders of the Notes and any Participating Broker-Dealer from whom the Company has received prior written notice that it will be a Participating Broker-Dealer in the Registered Exchange Offer (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

                  (i) when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

                  (ii) of any request by the Commission for amendments or
            supplements to the Registration Statement or the prospectus included therein or for additional information;

                  (iii) of the issuance by the Commission of any stop order
            suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the issuance by the Commission of a notification of objection to the use of the form on which the Registration Statement has been filed, and of the happening of any event that causes the Company to become an "ineligible issuer," as defined in Rule 405 under the Securities Act;


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                  (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                  (v) of the happening of any event that requires the Company to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

      (c) The Company shall use its reasonable best efforts to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement.

      (d) The Company shall furnish to each Holder of Notes included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

      (e) The Company shall deliver to each Exchanging Dealer who so requests and each Initial Purchaser, and to any other Holder who so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if any Initial Purchaser or any such Holder requests, all exhibits thereto (including those incorporated by reference).

      (f) The Company shall, during the Shelf Registration Period, deliver to each Holder of Notes included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Notes in connection with the offering and sale of the Notes covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

      (g) The Company shall deliver to each Initial Purchaser, any Exchanging Dealer, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by any Initial Purchaser, if necessary, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Notes covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

      (h) Prior to any public offering of the Notes, pursuant to any Registration Statement, the Company shall register or qualify or cooperate with the Holders of the Notes included therein and their respective counsel in connection with the registration or qualification of the Notes for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Notes reasonably requests in writing and do any and all other acts or things as may be reasonably requested to enable the offer and sale in such jurisdictions of the Notes covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business or as a dealer in securities in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.


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      (i) The Company shall cooperate with the Holders of the Notes to facilitate the timely preparation and delivery of certificates representing the Notes to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Notes pursuant to such Registration Statement.

      (j) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(b) above during the period for which the Company is required to maintain an effective Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Notes or purchasers of Notes, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Initial Purchasers, the Holders of the Notes and any known Participating Broker-Dealer in accordance with paragraphs (ii) through (v) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchasers, the Holders of the Notes and any such Participating Broker-Dealers shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in Section 1 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers, the Holders of the Notes and any known Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this
Section 3(j). During the period during which the Company is required to maintain an effective Shelf Registration Statement pursuant to this Agreement, the Company will prior to the three-year expiration of such Shelf Registration Statement file, and use its reasonable best efforts to cause to be declared effective (unless it becomes effective automatically upon filing) within a period that avoids any interruption in the ability of Holders of Notes covered by the expiring Shelf Registration Statement to make registered dispositions a new registration statement relating to the Notes, which shall be deemed the "Shelf Registration Statement" for purposes of this Agreement.

      (k) Not later than the effective date of the applicable Registration Statement, the Company will provide a CUSIP number for the Initial Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, and provide the applicable trustee with printed certificates for the Initial Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, in a form eligible for deposit with The Depository Trust Company.

      (l) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

      (m) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, (the "TRUST INDENTURE ACT") in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

      (n) The Company may require each Holder of the Notes to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Notes as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Notes of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.


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      (o) The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any Holder of the Notes shall reasonably request in order to facilitate the disposition of the Notes pursuant to any Shelf Registration.

      (p) In the case of any Shelf Registration, the Company shall (i) make reasonably available for inspection by the Holders of the Notes, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders of the Notes or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders of the Notes or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of
Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers by you and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 4 hereof; and provided further, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by each such person, unless (A) the disclosure of such information is necessary to avoid or correct a material misstatement or material omission in such Registration Statement or prospectus, (B) such disclosure is made in connection with a court proceeding, to any governmental or regulatory authority having jurisdiction over each such person or their respective affiliates, or is reasonably necessary in order to establish a "due diligence" defense pursuant to Section 11 of the Securities Act or (C) such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality.

      (q) In the case of any Shelf Registration, the Company, if requested by any Holder of Notes covered thereby, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Notes addressed to such Holders and the Managing Underwriters (as defined below), if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement substantially in the form of the opinion delivered by such counsel on the Closing Date pursuant to Section 6(c) of the Purchase Agreement with such changes as are customary in connection with the preparation of a Shelf Registration Statement; provided, however, that such opinion shall state that
(A) as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto or the most recent prospectus supplement thereto that is deemed to establish a new effective date with respect thereto, as the case may be, such Shelf Registration Statement and the prospectus and any prospectus supplement included therein, as then amended or supplemented, and any documents incorporated by reference therein, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such incorporated documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act) and (B) as of an applicable time on the date of pricing identified by such Holders or the Managing Underwriters, if any, that the prospectus (as supplemented by the most recent prospectus supplement thereto), taken together with (1) the most recent prospectus or prospectus supplement, (2) any Issuer FWPs issued in compliance with Section 3(w) and (3) the pricing information with respect to the applicable Notes, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances in which they are made not misleading,
(ii) its officers to execute and deliver all customary documents and certificates and updates thereof reasonably requested by any underwriters of the applicable Notes and (iii) its independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the selling Holders of the applicable Notes and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

      (r) In the case of the Registered Exchange Offer, if requested by any Initial Purchaser or any known Participating Broker-Dealer, the Company shall cause (i) its counsel to deliver to such Initial Purchaser or such Participating Broker-Dealer a signed opinion substantially in the form set forth in Section 6(c) of the Purchase Agreement with such changes as are customary in connection with the preparation of a Registration Statement and (ii) its independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Registration Statement to deliver to such Initial Purchaser or such Participating Broker-Dealer a comfort letter, in customary form, meeting the requirements as to the substance thereof as set forth in Section 6(a) of the Purchase Agreement, with appropriate date changes.

      (s) If a Registered Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Initial Notes by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Company shall mark, or caused to be marked, on the Initial Notes so exchanged that such Initial Notes are being canceled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; in no event shall the Initial Notes be marked as paid or otherwise satisfied.

      (t) The Company will use its reasonable best efforts to (a) if the Initial Notes have been rated prior to the initial sale of such Initial Notes, confirm such ratings will apply to the Notes covered by a Registration Statement, or (b) if the Initial Notes were not previously rated, cause the Notes covered by a Registration Statement to be rated with the appropriate rating agencies, if so requested by Holders of a majority in aggregate principal amount of Notes covered by such Registration Statement, or by the Managing Underwriters (as defined below), if any.

      (u) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Notes or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules (the "RULES") of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Notes or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Registration Statement relating to such Notes, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Notes, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and
(iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

      (v) The Company shall use its reasonable best efforts to take all other steps necessary to effect the registration of the Notes covered by a Registration Statement contemplated hereby.

      (w) The Company shall not, without the prior written consent of the Initial Purchasers, and each Holder that may be deemed to be an "underwriter" in connection with any resale of Notes pursuant to a Shelf Registration shall not without the prior written consent of the Company, make any offer relating to the Notes that would constitute a "free writing prospectus" as defined Rule 405 under the Securities Act.

      4. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 1 through 3 hereof (including the reasonable fees and expenses, if any, of Cravath, Swaine & Moore LLP, counsel for the Initial Purchasers, incurred in connection with the Registered Exchange Offer), whether or not the Registered Exchange Offer or a Shelf Registration is filed or becomes effective, and, in the event of a Shelf Registration, shall bear or reimburse the Holders of the Notes covered thereby for the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority in principal amount of the Initial Notes covered thereby to act as counsel for the Holders of the Initial Notes in connection therewith.

      5. Indemnification. (a) The Company agrees to indemnify and hold harmless each Holder of the Notes, any Participating Broker-Dealer and each person, if any, who controls such Holder or such Participating Broker-Dealer within the meaning of the Securities Act or the Exchange Act (each Holder, any Participating Broker-Dealer and such controlling persons are referred to collectively as the "INDEMNIFIED PARTIES") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Notes) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or "issuer free writing prospectus" as defined in Rule 433 under the Securities Act (an "Issuer FWP"), relating to a Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement made in or omission or alleged omission from a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or alleged untrue statement made in or omission or alleged omission from any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Notes concerned, to the extent that a prospectus relating to such Notes was required to be delivered (including through satisfaction of the conditions in Rule 172 under the Securities Act) by such Holder or Participating Broker-Dealer under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder or Participating Broker-Dealer results from the fact that there was not conveyed to such person, at or prior to the time of sale of such Notes to such person, an amended or supplemented prospectus or, if the Shelf Registration Statement is on Form S-3, an Issuer FWP (to the extent concurrently filed on Form 8-K), in any such case correcting such untrue statement or omission or alleged untrue statement or omission, if the Company had previously provided notice to such Holder or Participating Broker-Dealer pursuant to Section 3(b)(v) and had furnished copies thereof to such Holder or Participating Broker-Dealer; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Notes if requested by such Holders.

            (b) Each Holder of the Notes, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

            (c) Promptly after receipt by an indemnified party under this
      Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by CSFB and any such separate firm for the Company, the Guarantors and any control persons of the Company and the Guarantors shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            (d) If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the exchange of the Notes, pursuant to the Registered Exchange Offer or the sale of the Notes pursuant to the Shelf Registration, or (ii) if the allocation provided by the foregoing clause
      (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 5(d), the Holders of the Notes shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Notes pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

            (e) The agreements contained in this Section 5 shall survive the sale of the Notes pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

      6. Additional Interest Under Certain Circumstances. (a) Additional interest (the "ADDITIONAL INTEREST") with respect to the Initial Notes shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (v) below a "REGISTRATION DEFAULT"):

                  (i) the Exchange Offer Registration Statement required by this
            Agreement is not filed with the Commission on or prior to the Exchange Offer Filing Deadline;

                  (ii) if obligated to file a Shelf Registration Statement
            pursuant to Section 2(ii)-(iv) above, such Shelf Registration Statement is not filed prior to the 30th day (or if the 30th day is not a business day, the first business day thereafter) after the date on which such obligation to file a Shelf Registration Statement arises;

                  (iii) any Registration Statement required by this Agreement is not declared effective by the Commission on or prior to the Exchange Offer Effectiveness Deadline or the Shelf Effectiveness Deadline, as applicable;

                  (iv) the Registered Exchange Offer has not been consummated on or prior to the 330th day (or if the 330th day is not a business day, the first business day thereafter) after the Issue Date; or

                  (v) If after either the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective (or becomes automatically effective upon filing) (A) such Registration Statement thereafter ceases to be effective; or (B) such Registration Statement or the related prospectus ceases to be usable (except as permitted in paragraph (b)) in connection with resales of Transfer Restricted Notes during the periods specified herein because either (1) any event occurs as a result of which the related prospectus forming part of such Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, (2) it shall be necessary to amend such Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder or (3) such Registration Statement is a Shelf Registration Statement that has expired before a replacement Shelf Registration Statement has become effective.

      Additional Interest shall accrue on the Initial Notes at a rate of $0.05 per week per $1,000 principal amount of Notes for the first 90-day period immediately following the occurrence of a Registration Default, increasing by an additional $0.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured up to a maximum additional interest rate of $0.30 per week per $1,000 principal amount of Notes.

            (b) A Registration Default referred to in Section 6(a)(v)(B) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events, with respect to the Company that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

            (c) Any amounts of Additional Interest due pursuant to clause (i),
      (ii), (iii), (iv) or (v) of Section 6(a) above will be payable in cash on the regular interest payment dates with respect to the Initial Notes. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Initial Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

            (d) "TRANSFER RESTRICTED NOTES" means each Initial Note until (i) the date on which such Initial Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Registered Exchange Offer, (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of an Initial Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Initial Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Initial Note is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

      7. Rules 144 and 144A. The Company shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Initial Notes, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder of Initial Notes may reasonably request, all to the extent required from time to time to enable such Holder to sell Initial Notes without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Initial Notes identified to the Company by the Initial Purchasers upon request. Upon the request of any Holder of Initial Notes, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

      8. Underwritten Registrations. If any of the Transfer Restricted Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering (the "MANAGING UNDERWRITERS") will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Notes to be included in such offering.

            No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Notes on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

      9. Miscellaneous.

            (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in principal amount of the Notes affected by such amendment, modification, supplement, waiver or consents.

            (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

                  (1) if to a Holder of the Notes, at the most current address given by such Holder to the Company;

                  (2)  if to the Initial Purchasers:

                        Credit Suisse First Boston LLC
                        Eleven Madison Avenue
                        New York, NY 10010-3629
                        Fax No.:  (212) 325-4296
                        Attention:  Transactions Advisory Group

                  with a copy to:

                        Cravath, Swaine & Moore LLP
                        Worldwide Plaza
                        825 Eighth Avenue
                        New York, NY 10019
                        Fax No.:  (212) 474-3700
                        Attention:  Kris Heinzelman

                  (3) if to the Company, at its address as follows:

                        Skilled Healthcare Group, Inc.
                        27442 Portola Parkway, Suite 200
                        Foothill Ranch, CA 92618
                        Attention:  General Counsel

                  with a copy to:

                        Latham & Watkins LLP
                        650 Town Center Drive, Suite 200
                        Costa Mesa, CA 92626
                        Attention:  Jonn R. Beeson

      All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

      (c) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

      (d) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns.

      (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

      (h) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

      (i) Notes Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount of Notes is required hereunder, Notes held by the Company or its affiliates (other than subsequent Holders of Notes if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers and the Issuer and the Guarantors in accordance with its terms.

                                      Very truly yours,

                                      SHG ACQUISITION CORP.


                                        By:____________________________
                                           Name:  Robert M. Le Blanc
                                           Title: President and Secretary

                                      EACH OF THE SUBSIDIARY GUARANTORS
                                      LISTED ON SCHEDULE I HERETO


                                        By:____________________________
                                           Name:  Roland G. Rapp
                                           Title: General Counsel, Secretary and
                                                  Chief Administrative Officer

The undersigned hereby acknowledges and agrees that, upon the effectiveness of the Merger (as defined in the Purchase Agreement) it will succeed by operation of law to all of the rights and obligations of the Company set forth herein and that all references herein to the "Company" shall thereupon be deemed to be references to the undersigned.

                                   by:  SKILLED HEALTHCARE GROUP, INC.



                                        By:_____________________________
                                           Name:  Roland G. Rapp
                                           Title: General Counsel, Secretary and
                                                  Chief Administrative Officer

The foregoing Registration
Rights Agreement is hereby confirmed
and accepted as of the date first
above written.

CREDIT SUISSE FIRST BOSTON LLC
J.P. MORGAN SECURITIES INC.


by:  CREDIT SUISSE FIRST BOSTON LLC


     By:_____________________________
        Name:
        Title:

The foregoing Registration
Rights Agreement is hereby confirmed
and accepted as of the date first
above written.

CREDIT SUISSE FIRST BOSTON LLC
J.P. MORGAN SECURITIES INC.


by:  J.P. MORGAN SECURITIES INC.


     By:_____________________________
        Name:
        Title:

                                   SCHEDULE I

                         List of Subsidiary Guarantors

Delaware Corporations
---------------------
Hallmark Investment Group, Inc.
Summit Care Corporation
Summit Care Pharmacy, Inc.

Delaware Limited Liability Companies
------------------------------------
Alexandria Care Center, LLC
Alta Care Center, LLC
Anaheim Terrace Care Center, LLC
Baldwin Healthcare and Rehabilitation Center, LLC
Bay Crest Care Center, LLC
Briarcliff Nursing and Rehabilitation Center GP, LLC
Brier Oak on Sunset, LLC
Carehouse Healthcare Center, LLC
Carson Senior Assisted Living, LLC
Clairmont Beaumont GP, LLC
Clairmont Longview GP, LLC
Colonial New Braunfels GP, LLC
Colonial Tyler GP, LLC
Comanche Nursing Center GP, LLC
Coronado Nursing Center GP, LLC
Devonshire Care Center, LLC
Elmcrest Care Center, LLC
Eureka Healthcare and Rehabilitation Center, LLC
Flatonia Oak Manor GP, LLC
Fountain Care Center, LLC
Fountain Senior Assisted Living, LLC
Fountain View Subacute and Nursing Center, LLC
Granada Healthcare and Rehabilitation Center, LLC
Guadalupe Valley Nursing Center GP, LLC
Hallettsville Rehabilitation GP, LLC
Hallmark Rehabilitation GP, LLC
Hancock Park Rehabilitation Center, LLC
Hancock Park Senior Assisted Living, LLC
Hemet Senior Assisted Living, LLC
Highland Healthcare and Rehabilitation Center, LLC
Hospice Care Investments, LLC
Hospice Care of the West, LLC
Hospitality Nursing GP, LLC
Leasehold Resource Group, LLC
Live Oak Nursing Center GP, LLC
Louisburg Healthcare and Rehabilitation Center, LLC
Montebello Care Center, LLC
Monument Rehabilitation GP, LLC
Oak Crest Nursing Center GP, LLC
Oakland Manor GP, LLC
Pacific Healthcare and Rehabilitation Center, LLC
Richmond Healthcare and Rehabilitation Center, LLC
Rio Hondo Subacute and Nursing Center, LLC
Rossville Healthcare and Rehabilitation Center, LLC
Royalwood Care Center, LLC
Seaview Healthcare and Rehabilitation Center, LLC
Sharon Care Center, LLC
Shawnee Gardens Healthcare and Rehabilitation Center, LLC

Skilled Healthcare, LLC
Southwest Payroll Services, LLC
Southwood Care Center GP, LLC
Spring Senior Assisted Living, LLC
St. Elizabeth Healthcare and Rehabilitation Center, LLC
St. Luke Healthcare and Rehabilitation Center, LLC
Sycamore Park Care Center, LLC
Texas Cityview Care Center GP, LLC
Texas Heritage Oaks Nursing and Rehabilitation Center GP, LLC
The Clairmont Tyler GP, LLC
The Earlwood, LLC
The Heights of Summerlin, LLC
The Woodlands Healthcare Center GP, LLC
Town and Country Manor GP, LLC
Travelmark Staffing, LLC
Valley Healthcare Center, LLC
Villa Maria Healthcare Center, LLC
Vintage Park at Atchison, LLC
Vintage Park at Baldwin City, LLC
Vintage Park at Gardner, LLC
Vintage Part at Lenexa, LLC
Vintage Park at Louisburg, LLC
Vintage Park at Osawatomie, LLC
Vintage Park at Ottawa, LLC
Vintage Park at Paola, LLC
Vintage Park at Stanley, LLC
Wathena Healthcare and Rehabilitation Center, LLC
West Side Campus of Care GP, LLC
Willow Creek Healthcare Center, LLC
Woodland Care Center, LLC

Delaware Limited Partnerships
--------------------------------------
Briarcliff Nursing and Rehabilitation Center, LP
Clairmont Beaumont, LP
Clairmont Longview, LP
Colonial New Braunfels Care Center, LP
Colonial Tyler Care Center, LP
Comanche Nursing Center, LP
Coronado Nursing Center, LP
Flatonia Oak Manor, LP
Guadalupe Valley Nursing Center, LP
Hallettsville Rehabilitation and Nursing Center, LP
Hallmark Rehabilitation, LP
Hospice of the West, LP
Hospitality Nursing and Rehabilitation Center, LP
Live Oak Nursing Center, LP
Monument Rehabilitation and Nursing Center, LP
Oak Crest Nursing Center, LP
Oakland Manor Nursing Center, LP
SHG Resources, LP
Southwood Care Center, LP
Texas Cityview Care Center, LP
Texas Heritage Oaks Nursing and Rehabilitation Center, LP
The Clairmont Tyler, LP
The Woodlands Healthcare Center, LP
Town and Country Manor, LP
Travelmark Staffing, LP
West Side Campus of Care, LP

                                                                         ANNEX A




      Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                                                         ANNEX B

      Each broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes, where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

                                                                         ANNEX C

                              PLAN OF DISTRIBUTION

      Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until [ ], 200[ ], all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

      The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                     ANNEX D

            CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:    ___________________________________________
Address: ___________________________________________
         ___________________________________________




      If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is broker-dealer that will receive Exchange Notes for its own account in exchange for Initial Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.